As filed with the United States Securities and Exchange Commission on May 22, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

METAVANTE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	39-0968604
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4900 West Brown Deer Road Milwaukee, Wisconsin	53223
(Address of Principal Executive Offices)	(Zip Code)

METAVANTE 2007 EMPLOYEE STOCK PURCHASE PLAN

(AS AMENDED)

(Full title of the plan)

DONALD W. LAYDEN, JR.	Copy to:
Senior Executive Vice President, General Counsel and Secretary	WALTER J. SKIPPER RYAN P. MORRISON
Metavante Technologies, Inc.	Quarles & Brady LLP
4900 West Brown Deer Road Milwaukee, Wisconsin 53223	411 East Wisconsin Avenue Milwaukee, Wisconsin 53202

(Name and address of agent for service)

(414) 357-2290

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.01 per share	2,000,000 shares	$24.72	(2)	$49,440,000	(2)	$1,943.00

(1)	The Metavante 2007 Employee Stock Purchase Plan (as amended) (the “Plan”) provides by its terms for the issuance of up to 2,400,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”). The amendment of the Plan, which was approved by the Registrant’s shareholders on May 20, 2008, increased the number of shares of Common Stock that may be subject to awards made under the Plan from 400,000 to 2,400,000 shares. By Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on September 27, 2007 (Commission File No. 333-146345), the Registrant registered 400,000 shares of Common Stock issuable under the Plan. Accordingly, this Registration Statement covers an additional 2,000,000 shares of Common Stock issuable under the Plan. The Plan provides for the possible adjustment of the number of shares outstanding under the Plan in the event of stock splits, reverse stock splits, stock dividends, combinations or reclassifications of the Common Stock or other changes affecting the Common Stock. Thus, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares that may become subject to the Plan by means of any such adjustment.
(2)	Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon the average of the high and low sales prices of the Registrant’s Common Stock on the New York Stock Exchange on May 16, 2008.

EXPLANATORY NOTE

This Registration Statement relates to the registration of additional securities under the Plan. In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statement on Form S-8 related to the Plan (filed with the Commission on September 27, 2007, Commission File No. 333-146345) are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by Metavante Technologies, Inc. (the “Registrant”) (Commission File No. 001-33747) pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

(c)	The Registrant’s Current Report on Form 8-K filed January 11, 2008;

(d)	The information contained under Item 2.06 of the Registrant’s Current Report on Form 8-K filed January 24, 2008; and

(e)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, dated October 16, 2007 and any amendment or report filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 8.	Exhibits.

See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on May 22, 2008.

Metavante Technologies, Inc.
(Registrant)

By:	/s/ Timothy C. Oliver
Timothy C. Oliver
Senior Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald W. Layden, Jr., Stacey A. Bruckner and Cathleen A. Ebacher, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

Name	Capacity

/s/ Frank R. Martire	President and Chief Executive Officer
Frank R. Martire	(Principal Executive Officer) and Director

/s/ Timothy C. Oliver	Senior Executive Vice President and Chief Financial Officer
Timothy C. Oliver	(Principal Financial Officer)

/s/ Kenneth F. Best	Principal Accounting Officer
Kenneth F. Best	(Principal Accounting Officer)

S-1

Name	Capacity

/s/ David Coulter	Director
David Coulter

/s/ L. Dale Crandall	Director
L. Dale Crandall

/s/ Michael D. Hayford	Director
Michael D. Hayford

/s/ Stephan A. James	Director
Stephan A. James

/s/ Ted D. Kellner	Director
Ted D. Kellner

/s/ Dennis J. Kuester	Director
Dennis J. Kuester

/s/ Shantanu Narayen	Director
Shantanu Narayen

/s/ Dianne M. Neal	Director
Dianne M. Neal

/s/ James Neary	Director
James Neary

/s/ Adarsh Sarma	Director
Adarsh Sarma

*	Each of the above signatures is affixed as of May 20, 2008.

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Metavante Technologies, Inc.

(the “Registrant”)

(Commission File No. 001-33747)

EXHIBIT INDEX

TO

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description	Incorporated Herein by Reference To	Filed Herewith
4.1	Restated Articles of Incorporation of the Registrant	Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, dated October 31, 2007.

4.2	Amended and Restated By-laws of the Registrant	Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, dated October 31, 2007.

5	Opinion of Quarles & Brady LLP		X

23.1	Consent of Deloitte & Touche LLP		X

23.2	Consent of Quarles & Brady LLP		Contained in Opinion filed as Exhibit 5

24	Powers of Attorney		Contained in signature page to this Registration Statement

E-1